Exhibit 4.18

AIRNET SYSTEMS, INC.

Corporate Guaranty

Borrower:  JETRIDE, INC. dba AIRNET PRIVATE CHARTERS

Loan Documents:                                                  all documents executed by Borrower in connection with Loan No. 1000119771, including the Loan and Security Agreement (the “Loan Agreement”) and the Business Purpose Promissory Note

Financed Amount:                                             $5,000,000.00

1.  For valuable consideration, the receipt of which is hereby acknowledged, the undersigned jointly and severally unconditionally guarantee to BANC ONE LEASING CORPORATION (“Lender”) the full and prompt performance by the Borrower identified above (“Borrower”) of all Obligations (as defined in the Loan Documents) which Borrower now has or may hereafter have to Lender, and jointly and severally unconditionally guarantee the prompt payment when due (whether at scheduled maturity, upon acceleration or otherwise) of the Obligations, and all costs and expenses of and incidental to collection of any of the foregoing, including reasonable attorneys’ fees.  In addition to covering all present Obligations of Borrower to Lender, it is the undersigned’s express intention that this Guaranty shall cover all future Obligations of Borrower to Lender, whether or not such Obligations are reduced or entirely extinguished and thereafter increased or are reincurred, which are related to the Loan Documents identified above (“Loan Documents”), whether or not such Obligations are specifically contemplated by the undersigned, Borrower, and Lender as of the date hereof.

2.  This is an absolute and unconditional guarantee of payment and not of collection.  As a condition of the liability of the undersigned, Lender shall not be required to resort to, enforce, or exhaust any of its remedies against the Borrower or any other party who may be liable for payment on any of the Obligations or to resort to, marshall, enforce, or exhaust any of its remedies against any property given, leased, or held as security for this Guaranty or any of the Obligations.

3.  The undersigned hereby waive and grant to Lender the right at any time and from time to time, without notice to the undersigned and without in any way affecting the liability of the undersigned, to extend other and additional credit, leases, loans or financial accommodations to Borrower apart from the Obligations, to deal in any manner as it shall see fit with any of the Obligations of Borrower to Lender and with any property given, leased, or held as security in connection with any of the Obligations, including, but not limited to, (a) accepting partial payments on account of any of the Obligations, (b) granting extensions or renewals of all or any part of any of the Obligations, (c) releasing, surrendering, exchanging, dealing with, abstaining from taking, taking, abstaining from perfecting, perfecting, or accepting substitutes for any or all property given, leased, or held as security in connection with any of the Obligations, (d) modifying, waiving, supplementing or otherwise changing any of the terms, conditions or provisions contained in any of the Obligations and (e) the addition or release of any other party or person liable hereon, liable on the Obligations or liable on any other guaranty executed to guarantee any of Borrower’s Obligations.  The undersigned jointly and severally hereby agree that any and all settlements, compromises, compositions, accounts stated and agreed balances made in good faith between Lender and Borrower shall be binding upon the undersigned.

4.  Every right, power and discretion herein granted to Lender shall be for the benefit of the successors or assigns of Lender and of any transferee or assignee of any of the Obligations covered by this Guaranty, pursuant to any assignment made under Section 17 of the Loan Agreement, and in the event any such Obligation shall be transferred or assigned, every reference herein to Lender shall be construed to mean, as to such Obligation, the transferee or assignee thereof.  This Guaranty shall be binding upon each of the undersigned’s executors, administrators, heirs, successors and assigns.

5.  This Guaranty shall continue in force for so long as Borrower shall be obligated to Lender, and thereafter until Lender shall have actually received written notice of the termination hereof from the undersigned, it being contemplated that Borrower may borrow, lease, repay and subsequently borrow money from or lease property from, or become obligated to, Lender from time to time, and the undersigned, not having given notice of the termination hereof as herein provided for, shall be deemed to have permitted this Guaranty to remain in full force and effect for the purpose of inducing Lender to make further leases or loans to Borrower; provided, however, no notice of termination of this Guaranty shall affect in any manner the rights of Lender arising under this Guaranty with respect to the following: (a) any of the Obligations incurred by Borrower in connection with the Loan Documents, whether such obligation is in the form of a loan agreement or promissory note; or (b)  any of the Obligations incurred by Borrower prior to receipt by Lender of written notice of termination or any of the Obligations incurred after receipt of such written notice pursuant to a written agreement entered into by Lender prior to receipt of such notice.  The undersigned expressly waive notice of the incurring by Borrower of any of the Obligations to Lender.  The undersigned also waive presentment, demand of payment, protest, notice of dishonor or nonpayment of or nonperformance of any of the Obligations.

6.  The undersigned hereby waive any claims or rights which they might now have or hereafter acquire against Borrower or any other person primarily or contingently liable on any of the Obligations of Borrower, which claims or rights arise from the existence or performance of the undersigned’s obligations under this Guaranty or any other guaranty or under any instrument or agreement with respect to any leased property or any property constituting collateral or security for this Guaranty or any other guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of Lender or any other creditor which the undersigned now has or hereafter acquires, whether such claim or right arises in equity, under contract or statute, at common law, or otherwise.

7.  Lender’s rights hereunder shall be reinstated and revived, and this Guaranty shall be fully enforceable, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Lender upon the bankruptcy, insolvency or reorganization of the Borrower, the undersigned, or any other person, or as a result of any other fact or circumstance, all as though such amount had not been paid.

8.  The undersigned jointly and severally agree to pay to Lender all costs and expenses, including reasonable attorneys’ fees, incurred by Lender in the enforcement or attempted enforcement of this Guaranty, whether or not suit is filed in connection therewith, or in the exercise by Lender of any right, privilege, power or remedy conferred by this Guaranty.

9.  In making their decision to guarantee all Obligations now existing or hereafter arising, the undersigned represent and warrant that they have relied exclusively on their own independent investigation of Borrower and all property given, leased, or held as security in connection with any of the Obligations.  The undersigned agree that they have sufficient knowledge of the Borrower and of any property given, leased, or held as security in connection with any of the Obligations to make an informed decision about this Guaranty and agree that Lender has no duty or obligation to the undersigned to disclose any information in its possession or control about Borrower and property given, leased, or held as security in connection with any of the Obligations.  The undersigned warrant to Lender that they have adequate means to obtain from the Borrower on a continuing basis information concerning the financial condition of the Borrower and that they are not relying on Lender to provide such information either now or in the future.

10.  As long as any indebtedness under any of the Obligations remains unpaid or any credit is available to Borrower under any of the Obligations, the undersigned agree to furnish to Lender:  (a) audited annual financial statements setting forth the financial condition and results of operation of the undersigned (financial statements shall include balance sheet, income statement, changes in financial position and all notes thereto) within 120 days of the end of each fiscal year of the undersigned; (b) quarterly financial statements setting forth the financial condition and results of operation of the undersigned within 60 days of the end of each of the first three fiscal quarters of the undersigned; and (c) such other financial information as Lender may from time to time reasonably request including, without limitation, financial reports filed by the undersigned with federal or state regulatory agencies.

11.  No postponement or delay on the part of Lender in the enforcement of any right hereunder shall constitute a waiver of such right.  The failure of any person or entity to sign this Guaranty shall not discharge the liability of any of the undersigned.

12.  This Guaranty remains fully enforceable irrespective of any claim, defense or counterclaim which the Borrower may or could assert on any of the Obligations including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, fraud, bankruptcy, accord and satisfaction, and usury, same of which the undersigned hereby waive along with any standing by the undersigned to assert any said claim, defense or counterclaim.

13.  This Guaranty contains the entire agreement of the parties and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof.  This Guaranty is not intended to replace or supersede any other guaranty which the undersigned have entered into or may enter into in the future.  The undersigned may enter into additional guaranties in the future which may or may not refer to the Loan Documents and such guaranties are not intended to replace or supersede this Guaranty unless specifically provided in that additional guaranty.

14.  The interpretation, construction and validity of this Guaranty shall be governed by the laws of the State of Ohio.  With respect to any action brought by Lender against the undersigned to enforce any term of this Guaranty, the undersigned hereby irrevocably consents to the jurisdiction and venue of any state or federal court in Franklin County, Ohio, where Lender has its principal place of business and where payments are to be made by Borrower and the undersigned.

ALL PARTIES TO THIS GUARANTY, INCLUDING THE UNDERSIGNED AND LENDER, WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF, IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS GUARANTY.

Date:	July 12, 2004

GUARANTOR:

AIRNET SYSTEMS, INC.		/s/ John Gordon
Witness as to signature
By:	/s/ Gary W. Qualmann
/s/ John Gordon
Title:	CFO	Print witness name

Guarantor’s Address:

3939 International Gateway

Columbus, Ohio 43219